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                                                                   Exhibit 10.17


                              EMPLOYMENT AGREEMENT



             THIS AGREEMENT made as of the First day of May, 2002.

BETWEEN:



                                  KENNETH BARR

                  (hereinafter referred to as the "Executive")

                                                              OF THE FIRST PART,

                                      -and-

                            SECURITY BIOMETRICS INC.

                       (hereinafter referred to as "SBI")

                                                             OF THE SECOND PART,

         WHEREAS the parties wish to enter into an agreement for the employment of the Executive by SBI;

         AND WHEREAS the parties desire to enter into this agreement;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1.00     EMPLOYMENT

1.01     Position and Duties

         Subject to the terms and conditions contained herein, SBI shall employ the Executive and the Executive shall serve SBI as President and Chief Executive Officer. The Executive shall be responsible for all duties and obligations naturally arising from his position as President and Chief Executive Officer.


1.02     Term of Employment

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         Subject to Section 5.00 hereunder, the employment of the Executive shall commence on May 1, 2002 and shall be for renewable two year terms.

2.0      REMUNERATION

2.01     Base Salary

         SBI shall pay the Executive during the term of this Agreement a gross annual salary of Two Hundred and Twenty-Five thousand U. S. Dollars ($225,000 U.S.) payable in accordance with SBI's usual payroll practices. The Board of Directors will review annually on or about the anniversary date of this Agreement the base salary.

2.02     Bonus

         The Executive shall be entitled to receive an annual Bonus during his employment. During 2002, the bonus shall be pro-rated and calculated as follows:

         $150,000 for an EBITDA up to $5,000,000;
         $225,000 for an EBITDA greater than $5,000,000 but less than $8,000,000;
         And $350,000 for an EBITDA greater than $8,000,000.

2.03     Benefits

         The Executive will be entitled to participate in SBI's senior executive benefit plans in accordance with the terms of such plans.


2.04     Vacation

         The executive shall be entitled to five (5) weeks paid annual vacation.

2.05     Expenses

         The Executive will be reimbursed for all authorized expenses including telephone, cellular telephone, high-speed internet service, and other business expenses supported with appropriate statements and/or vouchers.

2.06     Automobile

         The Executive shall be entitled to an automobile allowance of $750 U.S. per month, plus parking and gasoline expenses.



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3.00     STOCK OPTIONS

3.01     Grant of Stock Options

         The parties agree to enter into a separate Stock Option Agreement, which will provide for the granting of stock options to the Executive. The Executive will be granted One Million (1,000,000) stock options in accordance with the Company's stock option plan effective May 1, 2002.


4.00     EMPLOYEE'S COVENANTS

4.01     Non-Disclosure

         The Executive shall not disclose any information relating to the private or confidential affairs of SBI or relating to any secrets of SBI to any person other than for SBI's purposes and shall not use for his own purposes or for any other than SBI's purposes any such confidential information.

4.02     Reasonableness

         The executive acknowledges that covenants contained in this Section
4.00 are reasonable in scope and area and are necessary in furtherance of the legitimate interest of SBI.

5.0      TERMINATION OF EMPLOYMENT


5.01     Termination for Cause

         SBI may terminate this Agreement for cause at any time without payment of any compensation either by way of anticipated earnings or damages of any kind, subject to the laws of Ontario.

5.02     Termination for Other Than Cause

         SBI may terminate this agreement without cause at any time, and shall pay to the Executive in the first year of this agreement, a lump sum of twelve months pay, including usual expenses and benefits. In each subsequent year of this agreement, the amount of lump sum payment shall increase by six months, up to a maximum of twenty four months pay in lieu if notice.

5.03     Resignation by the Executive

         The Executive may resign his employment at any time upon provision of one month's notice, which notice may be waived by SBI in whole or in part.


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5.04     Events Upon Termination

         Upon termination of employment for any reason, the Executive shall return to SBI all property in his possession belonging to SBI, or its affiliates and subsidiaries.



The parties have executed this Agreement as of the date below.




/s/ Kenneth Barr                              /s/ David Alexander
-----------------------------                 -----------------------------
May 6, 2002                                   May 6, 2002
Kenneth Barr                                  Security Biometrics Inc.












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